CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine Preferred Income Opportunity Fund Incorporated (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2.   The information  contained in the Report fairly  presents,  in all
              material  respects,   the  financial   condition  and  results  of
              operations of the Registrant.


Date:    JANUARY 29, 2004      /s/DONALD F. CRUMRINE
     ------------------------  -------------------------------------------------
                               Donald F. Crumrine, Director, Chairman of the
                               Board and Chief Executive Officer
                               (principal executive officer)


I, Peter C. Stimes, Chief Financial and Accounting Officer, Vice President, Treasurer & Assistant Secretary of Flaherty & Crumrine Preferred Income Opportunity Fund Incorporated (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2.   The information  contained in the Report fairly  presents,  in all
              material  respects,   the  financial   condition  and  results  of
              operations of the Registrant.


Date:    JANUARY 29, 2004      /s/PETER C. STIMES
     ------------------------  -------------------------------------------------
                               Peter C. Stimes, Chief Financial and Accounting
                               Officer, Vice President, Treasurer & Assistant
                               Secretary
                               (principal financial officer)